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                                                                   EXHIBIT 10.40

                  FORM OF NON QUALIFIED STOCK OPTION AGREEMENT


         This Agreement between Beverly Enterprises, Inc., a Delaware corporation (the "Corporation") and ___________________, an individual and resident of the State of _______________ (the "Holder"), relates to an Agreement and Plan of Merger dated June 22, 1994 (the "Merger Agreement"), by and among the Corporation, ATH Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Corporation ("Acquisition") and American Transitional Hospitals, Inc., a Delaware corporation ("ATH"), whereby on the Effective Date, Acquisition was merged with and into ATH, whereupon ATH as the surviving corporation, became a wholly-owned subsidiary of the Corporation (the "Merger").

         On ___________, 19___, ATH granted an option to the Holder (the "Option") to purchase from ATH fully paid and non- assessable shares of ATH's $.01 par value per share common stock at an exercise price of $_____ per share, pursuant to a Non Qualified Stock Option Agreement dated _________, 19___ (the "Old Option Agreement"), which is attached hereto as Exhibit A.

         The Old Option Agreement and the Option were granted pursuant to the 1993 Non Qualified Stock Option Plan (the "Plan") of ATH adopted by ATH's Board of Directors on April 27, 1993, and approved by the stockholders of ATH on July 31, 1993. The Option assumed hereby and modified as described below is subject to all of the terms, conditions and provisions of the Plan, as assumed by the Corporation pursuant to the Merger Agreement and this Agreement which supersedes the Old Option Agreement. A copy of the Plan and the Merger Agreement are attached hereto collectively as Exhibit B and made a part of this Agreement as if fully set out herein.

         Pursuant to the Merger Agreement and as part of the Merger, the Option assumed by the Corporation is hereby modified from and after the Effective Date as follows: (i) the Corporation's compensation committee of its Board of Directors shall be substituted for ATH's Board of Directors administering the Plan and the Option; (ii) the Option may be exercised solely for the Corporation's $.10 par value per share common stock (the "Common Stock"); (iii) the number of shares of Common Stock subject to the Option is equal to ____________ (which amount is equal to the number of shares of ATH common stock originally issuable pursuant to the exercise of the Option times the ATH Pro Rata Allocation (_______) divided by the ATH Exchanged Securities (____)); and
(iv) the per share exercise for each share of Common Stock will equal $____ per share (which amount is equal to the per share exercise price for shares of ATH common stock originally issuable pursuant to the Option ($____) divided by the fraction the numerator of which is the ATH Pro Rata Allocation (____) and the denominator of which is the ATH Exchanged Securities (____)).
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         The parties intend that any capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

         The Option shall be exercisable by the Holder in whole or in part as set forth in the chart below, but in no case may the Holder exercise the Option for a fraction of a share. The Option will not be exercisable for shares of Common Stock after the respective expiration dates provided in the chart below.

Number of Shares
of Common Stock                    Vesting Date                  Expiration Date
- ----------------                   ------------                  ---------------




         The Holder may exercise the Option granted hereunder, in whole or in part, by giving not less than five (5) days' written notice of exercise to the Corporation, specifying the number of shares to be purchased and the person in whose name the stock certificate or certificates for shares of Common Stock is to be registered, signed by the Holder, and accompanied by payment of the full purchase price therefore. The exercise price shall be payable immediately upon the exercise of the Option in the United States dollars, paid in cash or by check.

         The number of shares of Common Stock covered by the Option shall be subject to adjustment in accordance with the terms of the Plan assumed by the Corporation pursuant to the Merger Agreement. To the extent any such adjustment relates to stock or securities of the Corporation, the adjustment related to stock or securities of the Corporation, the adjustment shall be made by the Board of Directors of the Corporation, whose determination shall be conclusive.

         The Holder shall have no rights as a stockholder of the Corporation with respect to any shares covered by the Option until the date of issuance of a stock certificate to him pursuant to exercise of the Option, in whole or in part. Except as expressly provided in the Plan, as assumed by the Corporation pursuant to the Merger Agreement, the Holder shall have no rights by reason of any subdivision or combination of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or any such spin-off or spin-out of assets, or by reason of any dissolution, liquidation, merger, consolidation or distribution to the Corporation's stockholders of assets or stock of another corporation. Any issue by the Corporation of shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to the Option.





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         This Agreement shall not affect in any way the right or power of the
Corporation to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Corporation, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

         The Corporation shall have the authority to make reasonable constructions of the Plan as assumed by the Corporation pursuant to the Merger Agreement and of the Option, to correct any defect or supply any omission or reconcile any inconsistency in the Option, and to prescribe reasonable rules and regulations relating to the administration of the Option and other similar options granted under the Plan assumed by the Corporation pursuant to the Merger Agreement, if any.

         IN WITNESS WHEREOF, the Corporation and the Holder have executed this Agreement on the _____ day of __________, 1994.

HOLDER:                                            BEVERLY ENTERPRISES, INC.


____________________________,                      _____________________________
an individual and resident of                      Title:_______________________
the State of ________________


Date:________________________                      Date:________________________





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